                                                                   EXHIBIT 10.32

                               PURCHASE AGREEMENT


1. PARTIES: IVy Green Corporation, an Illinois corporation ("Seller") agrees to sell and convey to Sharps Compliance, Inc., a Texas corporation ("Buyer") and Buyer agrees to buy from Seller the Assets only of the business operations of Pitch It, Pitch It, Jr. and other disposable IV poles (collectively, the "Business") located at 83 Ambrogio, Suite B, Gurnee, Illinois 60031.

2. PRICE AND TERMS: Seller shall convey the Assets (as described below) to Buyer on the Closing Date, and shall execute a Bill of Sale, in form attached hereto as Exhibit "A", and those other documents described in
         Section 12, below. The total purchase price for the Assets shall be $100,000, payable and due at Closing. In accordance with paragraph 2 of that certain Letter of Intent previously entered into between Buyer and Seller, Buyer has previously tendered $12,500 to Seller as earnest money, which earnest money shall be applied to the Purchase Price or in the absence of a Closing, as provided in the Letter of Intent. Simultaneously herewith, Buyer has tendered $87,500 in readily available funds.

3. ASSETS INCLUDED: Seller agrees to sell, transfer, convey and assign to Buyer at Closing the following:

         (a) all personal property, leases, contracts, rights under or pursuant to all warranties, representations and guaranties made by suppliers in connection with products, materials or services, permits, plans, licenses and licensing agreements and any other agreements or undertakings of any kind of Seller relating exclusively to the Business;

         (b) all trade secrets, know-how, patents, applications for patents, trademarks, inventions, engineering drawings, licenses and other intellectual property and intangible assets in, developed for exclusive use in, or under development for exclusive use in the Business as set forth on Exhibit "B";

         (c) all customer lists, and vender and supplier information as set forth on Exhibit "C";

         (d) all prototypes, plans, designs and test results of any and all disposable IV poles manufactured or designed by Seller including the Pitch It and Pitch It, Jr., and all other disposable IV poles under development ("Disposable IV Poles"); and

         (e) all files, records, information and data directly relating to any of the Assets.

         Items (a) through (e) are hereafter collectively referred to as "Assets". Assets shall not include accounts receivable of Seller.

4. NO ASSUMPTION OF LIABILITIES: Buyer is not assuming and does not agree to pay any liabilities incurred by Seller or incurred by the Business or the Assets prior to Closing. Seller indemnifies Buyer and agrees to defend and hold Buyer harmless from and against any and all claims, causes of action, debts, obligations and liabilities incurred or arising prior to Closing for two (2) years from the date hereof.

5.       WARRANTIES AND COVENANTS OF SELLER:

         a. Authority. The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated herein and therein (i) have been duly authorized by the Board of Directors of Seller; (ii) are not prohibited by, and do not violate any provisions or result in the breach of, or accelerate or permit the acceleration of the performance required by the terms of (a) the Articles of Incorporation or Bylaws, or other governing documents of Seller; (b) any applicable law, rule, regulation or other requirement of the United States, any state, municipality or subdivision therein, or of any authority, department, commission, board, bureau, agency or instrumentality thereof; or (c) any contract, indenture, agreement or commitment to which Seller is a party or is bound or by which any of the Assets are bound, and (iii) have not resulted and will not result in the creation or imposition of any lien, encroachment, easement, encumbrances, mortgage, hypothecation, equity, charge, restriction, possibility of reversion or other similar conflicting ownership or security interest in favor of any third party on any of the Assets.

         b. Title. Seller has and will have at Closing and will transfer, convey and deliver to Buyer at Closing good and marketable title to the Assets, free and clear of all liens and encumbrances and claims of any third persons.

         c. Compliance with Law. To the best of Seller's knowledge, Seller has conducted and is now conducting Seller's business in compliance with all applicable regulatory, federal, state or local laws, statutes and regulations the violation of which would have a material and adverse effect upon Seller's business or the Assets.

         d. Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official body or authority is pending or, to the best knowledge of Seller, threatened against Seller or which relates to the Assets of Seller or the transactions contemplated by this Agreement. Seller does not know of any reasonable likelihood for the basis of any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect Seller, the Assets or the transactions contemplated hereby.

         e. Consents. No consent, approval, authorization or order of any governmental agency or body or other persons are required for the consummation of the transactions contemplated by this Agreement.

         f. Referrals. Seller hereby covenants and agrees that it shall immediately forward to Buyer any and all indications of interest to acquire any of the products subject to the Business.

6. FURTHER ASSURANCES: At the Closing, and at all times thereafter as it may be necessary, Seller shall execute and deliver to Buyer such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and indefeasible title to all of the Assets individually and/or in the aggregate including execution of all documents necessary to assign all rights in and to United States Letters Patent No(s). DES 390,952 and DES 390,953.

7. SPECIAL CONDITIONS: In addition to the agreements described herein, Buyer agrees to grant to Wren Medical Systems the right to (a) acquire Pitch It and Pitch It, Jr. from Buyer at a price equal to five percent (5%) below the amount paid by other distributors, and (b) acquire the Pump Pole from Buyer at a price, equal to the lesser of (i) five percent (5%) less than other distributors, or (ii) a twenty-five (25) point mark-up over cost. Seller agrees that all calls relating to the sale and distribution of Disposable IV Poles shall be referred to Buyer at 1-800-772-5657, except for sales to regional companies whose base of operation are in the states of Illinois, Indiana, Wisconsin, Minnesota and Michigan, which shall be referred to Wren Medical Systems. Seller and Wren Medical Systems shall grant Buyer the right to audit Seller's and Wren Medical Systems' sales of all Disposable IV Poles. Distribution rights granted to Wren Medical Systems herein shall only be applicable (i) for so long as Wren Medical Systems actively markets and sells Disposable IV Poles, and (ii) for sales originated by Wren Medical Systems to new customers in the States of Illinois, Indiana, Wisconsin, Minnesota and Michigan. Wren Medical Systems hereby acknowledges that Buyer shall be its exclusive manufacturer of Disposable IV poles. Furthermore, in consideration of the pricing schedule above, Wren Medical Systems hereby agrees that it shall not manufacture, for itself or on behalf of others, any Disposable IV Poles. Buyer acknowledges that Seller shall not be liable for a breach by Wren Medical Systems of this Section 7, unless Seller shall have directly contributed to such breach by Wren Medical Systems.

8. CONTINGENCIES: This contract and Buyer's obligations hereunder shall be contingent upon satisfaction of the following:

         a. all covenants, warranties, representations and agreements of Seller hereunder shall be true and correct at the time of execution of this contract and at closing of the transaction described herein;

         b. Seller shall have performed all of Seller's obligations hereunder;

9. CLOSING DATE: The closing of the sale shall be on or before June 19, 1998 in the offices of DiCecco, Fant & Burman, L.L.P. or any other place or by any other means as may be agreed upon by the parties.

10. POSSESSION: The possession of the Assets shall be delivered to Buyer, in its present condition, ordinary wear and tear excepted, at Closing.

11. EFFECTIVE DATE: The effective date of sale shall be at closing. The effective date of this Contract shall be the date of execution by all parties hereto.

12. CLOSING DOCUMENTS: Closing documents to be executed and delivered at Closing shall consist of the following:

         a.       Bill of Sale;
         b.       Assignment of Patents in the form attached hereto as Exhibit
                  "D";
         c.       Assignment of Contracts in the form attached hereto as Exhibit
                  "E";
         d.       Assignment of Tradename in the form attached hereto as Exhibit
                  "F";
         e. Any other documents deemed reasonably necessary or appropriate to close this transaction.

13. SALES, TRANSFER AND DOCUMENTARY TAXES: Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on Seller or Buyer and Seller shall indemnify, reimburse and hold harmless Buyer in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

14. WARRANTY: Seller warrants that the Business and assets being sold and conveyed to Buyer will be sold, assigned, conveyed and transferred free and clear of all debts, liens, taxes (including payroll, sales and excise taxes) and/or any other encumbrances, except those specifically disclosed herein/agreed to by Buyer, as of the Closing Date.

15.      GENERAL INDEMNIFICATION OF SELLER: From the Closing Date, and for two
         (2) years thereafter, Seller will (i) reimburse, indemnify and hold harmless Buyer and its successors and assigns against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Buyer as a result of Seller's operations or ownership of the Assets prior to Closing; (ii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, exhibit, statement, document or instrument furnished to Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement and the attached Exhibits; and (iii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, filings, judgments, costs and other expenses (including without limitation, reasonable legal fees, costs and expenses) incident to Seller's operations or ownership of the Assets prior to Closing or to the enforcement of this Section 15. From the Closing Date, and for two (2) years thereafter, Buyer will reimburse, indemnify and hold harmless Seller and its successors and assigns against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Seller as a result of Buyer's operations or ownership of the Assets after the Closing.

16. COVENANT NOT TO COMPETE: For three (3) years from execution of this Agreement, Seller, its officers, directors, stockholders and affiliates, (collectively "Seller Parties" agree that it shall not, directly or indirectly, engage in the business operations of Pitch It, Pitch It, Jr. and other Disposable IV Poles. Furthermore, Seller Parties shall not contact any customers of the Buyer for the same time period specified above in connection with the sale of Disposable Poles, except as required in Section 7 above. Seller Parties shall be deemed to be in competition with Buyer and in violation of this Agreement if payments for activities prohibited under this Agreement are received by
         (a) Seller Parties, (b) any partnerships, corporations, affiliates or other entities in which Seller Parties owns ten percent (10%) or greater interest therein, or (c) any family members of Seller Parties, with respect to competitive activities of such corporation as authorized herein. Notwithstanding anything to the contrary herein, this Agreement shall not (i) restrict Seller Parties from participating or engaging in the business of manufacturing and selling non-disposable IV poles, so long as said corporation confines its business to same and in no way engages in the same or similar business as Buyer, or (ii) restrict Wren Medical Systems from its distribution rights set forth in
         Section 7.

17. ATTORNEY'S FEES: Any signatory to this contract who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this contract or transaction shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

18. BENEFIT: This contract shall inure to the benefit of and be binding on the parties hereto, their heirs, executors, legal representatives, successors and assigns.

19. SURVIVAL: All the terms, conditions, provisions, and obligations under this contract, and all instruments related to this transaction, shall survive the Closing for one (1) year.

20. GOVERNING LAW: This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas, and the venue for all proceedings shall be Harris County, Texas.

21. EXPENSES: Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

22. BROKER FEES: There are no broker fees to be paid in connection with the consummation of this transaction. Each party shall indemnify the other party from and against any claims by any brokers in connection with this transaction.

23. NOTICES: Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if personally delivered or sent by registered or certified mail to the party at the address set forth below.

24. SEVERABILITY: Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be unaffected to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25. COUNTERPARTS: This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one in the same instrument.


BUYER:                                       SELLER:

SHARPS COMPLIANCE, INC.                      IVY GREEN CORPORATION



By: /s/ BURT KUNIK                           By:
   --------------------------                    --------------------------
Name:    BURT KUNIK                          Name:
Title:   President                                -------------------------
                                             Title:
                                                   ------------------------

ADDRESS:                                     ADDRESS:

8928 Kirby Drive                             83 Ambrogio, Suite B
Houston, Texas  77054                        Gurnee, Illinois  60031
Attn:  Dr. Burt Kunik                        Attn:
                                                  -------------------------

         Wren Medical Systems hereby executes this Agreement solely for acknowledging its agreement to the terms and conditions described in Section 7 above.

WREN MEDICAL SYSTEMS



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------
ADDRESS:

-----------------------------

-----------------------------

-----------------------------

                                    EXHIBIT A

                                  BILL OF SALE

THE STATE OF ILLINOIS             )
                                  )        KNOW ALL MEN BY THESE PRESENTS
COUNTY OF LAKE                    )

         THAT IVY GREEN CORPORATION, an Illinois corporation ("Seller"), for and in consideration of the purchase price provided for in, and the other terms and conditions of, that certain Purchase Agreement, dated June ___, 1998, by and among SHARPS COMPLIANCE, INC., a Texas corporation ("Buyer"), and Seller (the "Agreement") (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement) has bargained and sold, and by these presents Seller does sell, assign, transfer and convey unto Buyer all of Seller's right, title and interest in the Assets. Seller hereby acknowledges and agrees that this Bill of Sale is made pursuant to and subject to all the terms and conditions of the Agreement, including without limitation, Buyer's rights of indemnification under the Agreement.

         Seller hereby represents and warrants to Buyer that Seller is the absolute owner of the Assets, that the Assets are free and clear of any and all liens, charges and encumbrances of any kind whatsoever, and that Seller has full right, power and authority to sell the Assets to Buyer and to make this Bill of Sale.

         Seller hereby binds itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Assets to Buyer, and Buyer's successors and assigns, against the lawful claim or claims of any and all persons.

         The parties hereto agree that this Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas, without resort to the conflict of law principles thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         EXECUTED effective the ____day of June, 1998.


BUYER:                                            SELLER:

SHARPS COMPLIANCE, INC.                           IVY GREEN CORPORATION
a Texas corporation                               an Illinois corporation



By: /s/ DR. BURT KUNIK                           By:
   ---------------------------                      -------------------------
      Dr. Burt Kunik,                            Name:                       ,
      President                                       -----------------------
                                                 Title:
                                                       ----------------------

                                    EXHIBIT B

                        LIST OF PATENTS, TRADEMARKS, ETC.






                  PATENTS:

                                    U.S. Design Patent No. Des. 390,952

                                    U.S. Design Patent No. Des. 390,953

                  TRADEMARKS:

                                    Pitch It

                                    Pitch It, Jr.

                                    EXHIBIT C

                    LIST OF CUSTOMERS, VENDORS AND SUPPLIERS



                  CUSTOMERS:

                                    List attached

                  VENDORS/SUPPLIERS:

                           Sierra Pacific Co., Ltd.

                                    Address:   3F-4, No. 14, Ta Ing St.
                                               Nan Twen District, Taichung
                                               Taiwan, R. O. C.

                                    Phone:     011-886-4-381-2053
                                    Fax:       011-886-4-382-8530
                                    Email:     spec8488@ms4.hinet.net

                                    Contact:   Fred Lin
                                               Ingrid

                                    Bank Information: Bank of Taiwan
                                                      Liming Branch
                                                      6-1 No. 37, 37 Liming Road
                                                      Taichung
                                                      Taiwan ROC

                           Circle International (Freight forwarder)

                                    Address:   Bensenville, IL
                                    Phone:     630-766-9220
                                    Contact:   Kim Hund

                                    Note:   Will need to establish account with
                                            Houston office. Kim will provide
                                            referral information.

                                    EXHIBIT D

                              ASSIGNMENT OF PATENTS


STATE OF ILLINOIS                     )
                                      )
COUNTY OF LAKE                        )

         WHEREAS IVY GREEN CORPORATION ("Assignor"), an Illinois corporation with offices at 83 Ambrogio, Suite B, Gurnee, Illinois 60031 is the owner of the entire right, title, and interest to the United States Letters Patent No(s). DES. 390,952 and DES. 390,953 (the "Patents") and the inventions covered by the Patents (the "Inventions");

         AND WHEREAS SHARPS COMPLIANCE, INC., ("Assignee"), a Texas corporation with offices at 8928 Kirby Drive, Houston, Texas 77054, is desirous of acquiring the entire right, title, and interest in and to the Inventions in the United States and foreign countries and the Patents;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Assignor hereby assigns and transfers to Assignee the entire right, title, and interest in and to the Inventions in the United States and foreign countries and the Patents, including but not limited to all reissues, divisions, continuations and extensions of the Patents, all rights of action arising from the Patents, all claims for damages by reason of past infringement of the Patents and the right to sue and collect damages for such infringement, to be held and enjoyed by the Assignee for its own use and benefit and for its successors and assigns as the same would have been held by Assignor had this assignment not been made.

Dated:  June ___, 1998.

ASSIGNOR:


By:
    -------------------------
Title:
       ----------------------

Subscribed and sworn to before me on June ___, 1998.



Notary Public:
              ------------------------------
Printed Name:
             -------------------------------

                                    EXHIBIT E

                             ASSIGNMENT OF CONTRACTS
                                 AND WARRANTIES


THE STATE OF ILLINOIS              )
                                   )        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF LAKE                     )


         That IVY GREEN CORPORATION, (hereinafter called the "Assignor" whether one or more), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid to the Assignor by SHARPS COMPLIANCE, INC. (hereinafter called the "Assignee" whether one or more), the receipt and sufficiency of which consideration are hereby confessed and acknowledged by the undersigned, has SOLD, ASSIGNED, TRANSFERRED and CONVEYED and by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY unto Assignee, and Assignee's heirs, legal representatives, successors and assigns, all of Assignor's right, title and interest in and to all contracts, agreements, and to the extent assignable, all guaranties, warranties and service contracts with respect to all or any portion of the products known as Pitch It and Pitch It, Jr.

         TO HAVE and TO HOLD all of Assignor's right, title and interest in and to said contracts and agreements unto the Assignee and Assignee's heirs, legal representatives, successors and assigns forever.


         EXECUTED effective the ___ day of June, 1998.



                                                 ------------------------------
                                                 Name:
                                                      -------------------------


                                                 ------------------------------
                                                 Name:
                                                      -------------------------

THE STATE OF ILLINOIS                      )
                                           )
COUNTY OF LAKE                             )


         BEFORE ME, the undersigned authority, on this date personally appeared ________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

         SWORN TO AND SUBSCRIBED BEFORE ME on this ___ day of June, 1998.



                                                  -----------------------------
                                                          Notary Public
My Commission Expires:

-----------------------------                     -----------------------------
                                                          (Print Name)

                                    EXHIBIT F

                             ASSIGNMENT OF TRADENAME


THE STATE OF ILLINOIS              )
                                   )        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF LAKE                     )


         That IVY GREEN CORPORATION, (hereinafter called the "Assignor" whether one or more), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid to the Assignor by SHARPS COMPLIANCE, INC., (hereinafter called the "Assignee" whether one or more), the receipt and sufficiency of which consideration are hereby confessed and acknowledged by the undersigned, has SOLD, ASSIGNED, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, ASSIGN, TRANSFER, and CONVEY unto the Assignee, and Assignee's heirs, legal representatives, successors and assigns, all of Assignor's right, title and interest in and to the tradename Pitch It and Pitch It, Jr. including, without limitation, the exclusive right to use and enjoy such tradename to the fullest extent that the Assignor may lawfully grant such exclusive right.

         TO HAVE and TO HOLD all of Assignor's right, title and interest in and to said tradename unto the Assignee and Assignee's heirs, legal representatives, successors and assigns forever.

         Executed effective the ___ day of June, 1998.



                                                 ------------------------------
                                                 Name:
                                                      -------------------------


                                                 ------------------------------
                                                 Name:
                                                      -------------------------

THE STATE OF ILLINOIS               )
                                    )
COUNTY OF LAKE                      )


         BEFORE ME, the undersigned authority, on this date personally appeared ________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

         SWORN TO AND SUBSCRIBED BEFORE ME on this ___ day of June, 1998.




                                                  -----------------------------
                                                          Notary Public
My Commission Expires:

-----------------------------                     -----------------------------
                                                          (Print Name)


                                        2